Exhibit3(ii)


                              MHB TECHNOLOGY, INC.

                                     BY-LAWS
                                     -------

                                 KEY TO BY-LAWS
                                 --------------

ARTICLE                                                                PAGE
-------                                                                ----

ARTICLE  I - OFFICES                                                     1

ARTICLE II - SEAL                                                        1

ARTICLE III - SHAREHOLDERS' MEETINGS                                     1

ARTICLE IV - SHARE CERTIFICATES                                          4

ARTICLE V - BOARD OF DIRECTORS                                           7

ARTICLE VII - OFFICERS                                                  10

ARTICLE VIII - LIMITATION OF LIABILITY
               AND INDEMNIFICATION                                      12

ARTICLE IX - NOTICES                                                    13

ARTICLE X - MISCELLANEOUS PROVISIONS                                    14

ARTICLE XI - AMENDMENTS                                                 15

                              MHB TECHNOLOGY, INC.

                                     BY-LAWS
                                     -------

                               ARTICLE I - OFFICES
                               -------------------


     1.1 Registered Office. The registered office of the corporation shall be at such place within the Commonwealth of Pennsylvania as the Board of Directors may

from time to time determine.

     1.2 Other  Offices.  The  corporation  may also have  offices at such other places as the Board of Directors may from time to time appoint or the activities of the corporation may require.

                                ARTICLE II - SEAL
                                -----------------

     2.1 Seal. The corporate  seal shall have inscribed  thereon the name of the corporation,  the year of its  incorporation,  and the  words  "Corporate  Seal,

Pennsylvania".


                      ARTICLE III - SHAREHOLDERS' MEETINGS
                      ------------------------------------



     3.1 Annual  Meeting.  There shall be an annual meeting of the  shareholders during  November of each year,  at such time and place as the Board of Directors may determine. At the annual meeting, the shareholders shall elect directors, if appropriate,

     3.2 Special Meetings. Special meetings of the shareholders may be called at any time for any purpose not prohibited by law or the Articles of  Incorporation by the Chairman of the Board,  the  President,  the Board of  Directors,  or the

holders of at least 20% of the shares  outstanding  and  entitled to vote at the meeting,  by submitting a written  request  therefor,  stating the object of the meeting,  to the  Secretary.  The Secretary  shall fix the time and place of the meeting, which shall be not later than 60 days after the receipt of the request.

If the Secretary shall neglect or fail to set the time and place of the meeting,

the persons or entities  calling the meeting may do so.  Business  transacted at all special  meetings  shall be  confined  to the objects  stated in the request therefor, and matters directly related and germane thereto. (Revised per minutes off August 8, 1993 meeting of the Board of Directors) and transact such other business as may properly be brought before the meeting.

     3.2 (Omitted)

     3.3 Notice.  Written notice of every meeting of the  shareholders,  stating the place,  time and hour thereof,  shall be given to each shareholder not later than five days  prior to the date of the  meeting  or ten days  prior to the day named for a meeting called to consider a fundamental change. Notice of a special meeting shall state the nature of the business to be transacted.

     3.4 Ouorum. At all meetings of the shareholders,  the holders of a majority of the issued and  outstanding  shares  entitled  to vote,  present in person or represented by proxy, shall


                                       (2)
constitute a quorum. If a meeting of shareholders cannot be organized because of the  absence  of a quorum,  the  shareholders  present in person or by proxy may adjourn  the  meeting to such time and place as they may  determine,  and in the case of a meeting  called for the  election of  Directors,  those who attend the second  such  adjourned  meeting  shall  constitute  a quorum for the purpose of electing  Directors. Except as otherwise provided in these By-Laws, the Articles of  Incorporation,  or applicable  law, the acts of the holders of a majority of shares entitled to vote,  present in person or by proxy, and voting at a meeting having a quorum shall be the acts of the shareholders.

     3.5 Voting.  Each shareholder shall be entitled to one vote in person or by proxy for each share he or she holds having  voting  power.  An unrevoked  proxy which is not  coupled  with in shall not be voted on after 11  months  after its execution,  unless one proxy  expressly  provides  for a longer time of not more than three years.

     3.6 Voting List. The officer having charge of the transfer books for shares of the  corporation  shall  prepare,  at least five days before each  meeting of shareholders, an alphabetical list of the names and addresses of and shares held by the shareholders  entitled to vote at the meeting.  The list shall be kept on file at the registered office of the corporation,  and be produced and kept open for  inscection  by  shareholders  throughout  the meeting  for  purposes of the meeting.


                                       (3)

     3.7 Judges of Elections.  The Board of Directors  may,  before a meeting of shareholders,  appoint one or three  Judges (who need not be  shareholders)  for such meeting.  If no such Judges of Election are appointed,  the chairman of the meeting may, and on the request of any shareholder or his proxy shall, make such appointment.  If Judges are appointed at the request of one or more shareholders or  proxies,  the  shareholders  present and  entitled  to vote shall  determine whether  there will be one or three  Judges.  The Judges of Election  shall take such action as may be necessary or proper fairly to conduct the election or vote and  shall  report  in  writing  on  any  matter  they  determine,  executing  a certificate  of any fact they find,  if requested by the chairman of the meeting or any  shareholder.  No person who is a  candidate  for  office  shall act as a

Judge.

                         ARTICLE V - SHARE CERTIFICATES
                         ------------------------------


     4.1 Form of  Certificate.  The  certificates  of shares of the  corporation shall  state  that  the  corporation  is  incorporated  under  the  laws of this

Commonwealth;  the name of the person to whom  issued;  the number,  class,  and designation of series (if any) of the shares  represented;  and the par value of each share or the absence of par value, as appropriate.  Each certificate  shall be numbered and registered in a share register in the order issued.




                                       (4)

     4.2 Signature.  Each share certificate shall be signed, by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or

an Assistant  Treasurer,  and sealed with the corporate seal. When a certificate is signed by a transfer  agent or  registrar,  the  signature  of an  authorized officer may be facsimile. If an officer who has signed a certificate, personally or by facsimile,  ceases to be an officer  before the  certificate is delivered,

the certificate may be issued as if the signatory remained in office.

     4.3 Lost Certificates. The Board of Directors shall cause the issuance of a new  certificate as a replacement  for a certificate  claimed to have been lost,

destroyed or  wrongfully  taken,  upon  submission of an affidavit of the person making the claim of the loss,  destruction,  or  wrongful  taking.  The Board of

Directors  may in its  discretion,  require as a condition  to the issuance of a replacement  certificate that the owner of the certificate advertise the loss in such manner as the Board may  determine,  and/or give the  corporation a bond in such sum and with such sureties as the Board may direct as indemnity against any claim that may be made against the  corporation  with respect to the certificate claimed to have been lost, destroyed or wrongfully taken.

     4.4 Transfer of Shares.  Upon surrender to the  corporation of its transfer agent of a share  certificate  duly endorsed or accompanied  proper  evidence of succession,  assignment or authority to transfer,  the corporation shall issue a new certificate


                                       (5)
to the  person  entitled  thereto,  cancel  the old  certificate  and record the transaction in its books.

     4.5 Determination of Shareholders of Record. The Board of Directors may fix

a record date for the  determination of the  shareholders  entitled to notice of and to vote at a meeting, to receive payment of a dividend or  distribution,  to receive an  allotment of rights,  or to exercise  rights in respect to a change,

conversion or exchange of shares.  In such case, only the shareholders of record on the record date shall be  entitled to notice of or to vote at or  participate in such meeting or activity or event, notwithstanding any transfer of any shares on the books of the corporation after the record date. If the Board of Directors closes  the  transfer  books  during  such  period,  it  shall  so  notify  each shareholder  in  writing.  The record date may not be more than 50 days prior to the meeting, activity, or event to which it relates.

     4.6 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact for all  purposes and shall not be bound to recognize  any claim to or interest in such share on the part of any  other  person  The  corporation  shall not be liable  for any  improper  or impermissible  registration  or transfer of shares which are or to be registered in the name of a fiduciary  or its  nominee  unless the  corporation  had actual knowledge  that the  fiduciary  or nominee are  committing  a breach of trust in requesting such registration or


                                       (6)
transfer,  or the corporation had knowledge of such facts that its participation in the registration or transfer amounts to bad faith.

     4.7 Partial Written  Consent.  Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders  may be taken without a meeting upon the consent of the  shareholders  who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.  The consents shall be filed with the secretary of the Corporation.  The action shall not become  effective until after at least ten days' written notice of the action has been given to each  shareholder  entitled to vote  thereon who has not consented  thereto.  This Section shall not be construed to restrict the right of the  shareholders or any class of shareholders to act without a meeting by unanimous written consent.


                         ARTICLE V - BOARD OF DIRECTORS
                         ------------------------------

     5.1 General Powers.  The business and affairs of the  corporation  shall be managed by the Board of Directors,  and all powers of the corporation are hereby granted to and vested in the Board of  Directors,  except as otherwise expressly provided in these By-Laws, the Articles of Incorporation, or by law.




                                       (7)

     5.2   (OMITTED)

     5.3 Term.  Directors  shall serve for a term of at least one year, or until their  successors  are duly  qualified  and  seated,  except  that  the  initial

Directors  shall  serve  until  the first  annual  meeting  of the  Shareholders following their election.

     5.4 Regular  Meetings.  The Board may hold  regular  meetings at such times and places as it may determine.

     5.5 (OMITTED)

     5.6  Annual  Meeting.  There  shall be an  annual  meeting  of the Board of

Directors  following  each  annual  meeting of the  shareholders.  At the annual meeting, the Board of Directors shall


                                       (8)

     5.2  Composition  and Selection.  There shall be not more than seven and no less than one member of the Board of Directors,  as the Board may determine from the annual meeting of  shareholders,  or at any special  meeting called for that purpose.  (Revised  per  minutes  of  August  8,  1993  meeting  of the Board of

Directors)

     5.5 Special  Meetings.  Special  meetings of the Board of Directors  may be called, at any time, by the Chairman of the Board, the President,  or a majority of the members of the Board, by submitting a written request  therefor,  stating the object of the meeting,  to the Secretary.  The Secretary  shall set the time and place of the  meeting,  which shall be held not later than 30 days after the receipt of the request. If the Secretary shall neglect or refuse to set the time and place of the meeting,  the person or persons calling  the meeting may do so.

Business  transacted at all special  meetings  shall be confined to the subjects stated in the request therefor and matters directly related and germane thereto.

(Revised per minutes of August 8, 1993 meeting of the Board of Directors) elect officers and transact such other business as may be properly brought before the meeting.

     5.7 Notices.  Written notice of regular and annual meetings of the Board of

Directors,  stating the time and place shall be given to all  directors at least five days prior to the date of the meeting.  Written notice of special  meetings of the bard of  Directors  shall be given to each  director at least 48 hours to the time of the  meeting and shall state the  business to be  transacted  at the meeting.

     5.8  Ouorum.  A majority  of the  members of the Board of  Directors  shall constitute a quorum for the transaction of business,  and the acts of a majority of directors  present and voting at a meeting at which a quorum is present shall be the acts of the card of Directors.  In the event that a quorum is not present at any meeting of the Board of Directors,  the directors present may adjourn the meeting without any notice of the time and place of the adjourned meeting except for announcement at the meeting at which adjournment is taken.

     5.9  Vacancies.  If the office of a director  shall  become  vacant for any reason,  including  an  increase  in the  number  of  directors,  the  remaining directors shall elect a successor,  who shall hold office for the unexpired term for which  the  vacancy  or until his or her  successor  is duly  qualified  and seated. A majority of the remaining directors shall constitute a




                                       (9)
quorum for purposes of filling the vacancy on the Board of Directors.

     5.10 Alternate Directors. A shareholder or group of  shareholders  entitled to elect,  appoint,  designate or  otherwise  select one or more  directors  may select an alternate for each such director.  In the absence of a director from a meeting  of the  Board,  his or her  alternate  may,  in the manner and upon the notice  provided  in these  By-laws,  attend  the  meeting  or execute a written consent and  exercise at the meeting or in such consent all of the powers of the absent director.


                             ARTICLE VI - COMMITTEES
                             -----------------------

    6.1 Establishment. The Board of Directors may establish one or more standing or special  committees,  including  without an executive  committee.  Except as

otherwise  provided  in  these  By-Laws,  the  Articles  of  Incorporation,   or

applicable  law, any  committee  may exercise  such powers and  functions as the

Board of Directors may from time to time determine.

     6.2 Committee  Members.  The President shall appoint all committee  members and  committee  chairpersons  and  may  appoint  alternates  for any  member  or chairperson of any committee. Members of a committee need not be directors.





                                      (10)

     7.1 Officers.  The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President,  a Treasurer,  a

Secretary,  and such Vice  Presidents  and  assistant  officers  as the Board of

Directors may determine that the needs of the corporation  require. All officers shall be natural persons of full age, and any two or more offices may be held by the same person.  (Revised per minutes of August 8, 1993 meeting of the Board of

Directors)

                             ARTICLE VII - OFFICERS
                             ----------------------

     7.1 (OMITTED)

     7.2 Election and Term.

     A. The President,  each Vice  President,  Treasurer and Secretary  shall be elected by the Board of  Directors  at its annual  meeting or at an  appropriate special  meeting  and  shall  serve  for a term  of one  year,  or  until  their successors  are duly elected and  qualified.  All  assistant  officers  shall be elected  or at such times  and for such  terms as the  Board  of  Directors  may determine.

     B. Any vacancy in any office shall be filled by the Board.

     7.3  (OMITTED)



                                      (11)

     7.3 President.  The President shall be the chief  operating  officer of the corporation,  and shall manage the day-to-day  affairs of the  corporation,  and administer  the general  direction of the affairs of the  corporation  except as otherwise determined by the Board. He or she shall perform the duties and powers of the Chairman of the Board during the absence or  disability  of the Chairman,

and such other duties and powers as the Board of Directors shall  designate.  He or she may execute on behalf of the corporation all bonds, mortgages, contracts,

and other  documents,  except  where such  documents  are  required by law to be otherwise executed or when the execution thereof shall be delegated by the Board of Directors to another officer.  (Revised per minutes of August 8, 1993 meeting of the Board of Directors)

     7.4 Vice Presidents. The Vice Presidents, if any,in such order as the Board may  determine,  shall  act in  all  cases  for  and  as  the  President  in the

President's  absence,  disability,  or incapacity,  and shall perform such other duties  as may be  delegate  to any of them by the  Board  of  Directors  or the

President.

     7.5 Treasurer.  The Treasurer shall have custody of the corporate funds and

securities   and  shall  keep  full  and  accurate   accounts  of  receipts  and

disbursements in books belonging to the corporation and shall deposit all monies

and  other  valuable  effects  of  the  corporation  in  separate   accounts  or

depositaries  in the name of and to the  credit of the  corporation  as shall be designated by the Board of Directors.  He or she shall disburse the funds of the corporation  as may be ordered by the Board of Directors for such  disbursements and shall  render to the Board of  Directors,  whenever it may so require it, an account  of all  his or  her  transactions  as  Treasurer  and of the  financial condition of the corporation. The Treasurer may be a corporation.

     7.6  Secretary.  The  Secretary  shall  attend all meetings of the Board of

Directors  and  record  all  votes of the  corporation  and the  minutes  of all transactions  in a book to be kept for that  purpose and perform like duties for committees of the Board of


                                      (12)

     7.8  Chairman  of the Board.  The  Chairman of the Board shall be the chief executive  officer of the corporation,  and shall preside at all meetings of the

Board of Directors and at all meetings of the shareholders.  He or she shall act as liaison from and as spokesperson for the Board of Directors.  He or she shall participate  in long range  planning of the  corporation  and shall see that all resolutions and orders of the Board of Directors are carried into effect.  He or she shall be  authorized  to  execute  on behalf of the corporation  all  bonds,

mortgages,  contracts,  and other  documents,  except where such  documents  are required by law to be otherwise  executed or when the execution thereof shall be delegated by the Board of Directors to another officer.


     (Added per minutes of August 8, 1993 meeting of the Board of Directors)


                                      (13)

Directors,  if and when  required.  He or she shall give,  or cause to be given,

notice of all meetings of the Board of  Directors,  and shall perform such other duties as may be  prescribed by the Board of Directors or the  President.  He or

she shall keep, or cause to be kept, in safe  custody,  the corporate  seal and,

when  authorized  to do so by the  Board  of  Directors,  affix  the same to any instrument requiring it and attest to it by his or her signature.


     7.7 Assistant Officers.  Assistant officers shall  perform such  functions and have such responsibilities as the Board of Directors may determine.


          ARTICLE VIII - LIMITATION OF LIABILITITY AND INDEMNIFICATION
          ------------------------------------------------------------


     8.1  Limitation of  Liability. Directors of  this corporation  shall not be personally  liable for  monetary  damages  as such for any action  other than as expressly  provided in 15 Pa. C.S.A.  Section 513, 1713 and 1721,  and any other present or future provision of Pennsylvania law.

     8.2  Indemnification.  The  corporation  shall indemnify every director and officer,  and may indemnify any employee or agent, to the full extent  permitted by the Pennsylvania Business


                                      (13)

Corporation Law of 1988, the Pennsylvania Directors' Liability Act and any other present or future provision of Pennsylvania  law. The corporation  shall pay and

advance   expenses  to   directors   and   officers   for  matters   covered  by

indemnification  to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents.This Section 3.2 shall not exclude any other  indemnification or other rights to which any party may be entitled in any manner.

                              ARTICLE IX - NOTICES
                              --------------------



     9.1 Manner of Giving Notice.  Whenever  written notice is or permitted,  by these By-Laws or otherwise, to be given to any person or entity, it may be given either  personally  or by sending a copy  thereof by first class  mail,  postage prepaid, or by telegram, (with messenger service specified),  telex or TWX (with answerback received) or courier service,  charges prepaid, or by telecopies,  to the address to the address of the appropriate person or entity (or to the telex,

TWX,  telecopier  or  telephone  number)  as it  appears  on  the  books  of the corporation.  If notice is sent by  telecopier,  notice  shall be deemed to have been given upon receipt. If the notice is sent by mail or telegraph, it shall be deemed to have been given when  deposited  in the United  States  Mail or with a telegraph office for transmission.




                                      (14)

     9.2  Waiver of  Notice.  Whenever a written  notice is  required,  by these

By-Laws or otherwise,  a waiver of such notice in writing,  signed by the person or persons or on behalf of the entity or entities entitled to receive the notice shall be deemed  equivalent to the giving of such notice,  whether the waiver is signed  before or after the time  required for such notice.  Except as otherwise required  by law,  the  waiver of  notice  need not  state  the  business  to be transacted  at nor the purpose of the meeting,  except that the waiver of notice of a special meeting of the shareholders or the Board of Directors shall specify the general nature of the business to be transacted at the meeting.

     9.3 Waiver by Attendance/Execution of Consent. Attendance at any meeting or execution  of any  consent shall  constitute  waiver of notice of such  meeting,

except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting was not called or convened upon proper notice.


                      ARTICLE X - MISCELLANEOUS PROVISIONS
                      ------------------------------------



     10.1 Fiscal Year. The fiscal year of the corporation  shall be as the Board of Directors may determine.

     10.2  Participation  by   Telecommunications.   One  or  more  persons  may

participate  in a meeting of the Board of Directors or of any committee by means of a conference telephone or similar


                                      (15)
communications  equipment by which all persons  participating in the meeting can hear one another.  Participation  in a meeting  pursuant to this  section  shall constitute the presence in person at such meeting.

     10.3  Dividends.  The  Board of  Directors  may,  at any  meeting,  declare dividends  upon the shares of the  corporation  to be paid in cash,  property or shares,  subject  to  any  limitations  in  the  Articles  of  Incorporation  or applicable law.  Before payment of any dividend,  the Board may set aside out of any funds of the  corporation  available for dividends such sum as the Board, in

its  absolute  discretion,   thinks  proper  to  meet  contingencies,   equalize

dividends,  repair or maintain corporate property,  or serve such other purposes as the Board  thinks the best  interest  of the  corporation,  and the Board may modify or abolish any such reserve in the manner in which it was created.

     10.4  Financial  Reports  to  Shareholders.  Unless  otherwise  agreed by a shareholder,  the Board shall send to each shareholder  financial  statements of the corporation  which include a balance sheet as of the end of each fiscal year and a  statement  of income  and  expenses  for the  fiscal  year,  which may be consolidated  statements of the corporation and one or more of its subsidiaries

(if any). The financial  statements shall be mailed to each shareholder  thereto within 120 days after close of each fiscal year and,  after the mailing and upon written request, to any shareholder or beneficial owner entitled thereto to whom a copy of


                                      (16)
the most recent annual financial statements has not previously been mailed.



                             ARTICLE XI - AMENDMENTS
                             -----------------------



     11.1  Amendments.  These  By-laws may be adopted,  amended or repealed,  in whole or in part, by the  shareholders or by the Board of Directors,  subject to the power of the shareholders to change such action.

                                      (17)